Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES FIRST QUARTER 2024 RESULTS

- Reaffirms 2024 Full Year Earnings Outlook -

NEW YORK, NY, April 25, 2024 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial and operating results for the quarter ended March 31, 2024.

First Quarter 2024 Highlights

•
Net earnings: $0.30 per share
•
Funds From Operations (“FFO”): $0.53 per share
•
Adjusted Funds From Operations (“AFFO”): $0.57 per share
•
Invested $41.0 million across 35 properties, plus $7.2 million subsequent to quarter end
•
Committed investment pipeline of more than $44.0 million, as of April 25, 2024, for the development and/or acquisition of 23 diverse convenience and automotive retail properties

“We are pleased with the Company’s performance for the first quarter. Our healthy in-place portfolio delivered another quarter of consistent results, and we continued to execute on our strategic objectives to grow and diversify our portfolio through accretive acquisitions," stated Christopher J. Constant, Getty’s President & Chief Executive Officer. “Our distinctive platform, which emphasizes deep relationships and market expertise, has supported our ability to execute both sale leaseback and development funding transactions in a turbulent market for retail net lease properties. In the near term, we will remain patient, yet opportunistic, as we look to deploy capital while adhering to our strict underwriting criteria. With a conservatively leveraged balance sheet and strong liquidity position, we are optimistic that we will be able to add high quality convenience and automotive rental properties to our portfolio as we progress through the balance of the year.”

Net Earnings, FFO and AFFO

All per share amounts are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are “Non-GAAP Financial Measures” which are defined and reconciled to net earnings at the end of this release.

($ in thousands, except per share amounts)	For the Three Months Ended March 31,
	2024	2023
Net earnings	$16,723	$14,082
Net earnings per share	0.30	0.28

FFO	$29,611	$24,445
FFO per share	0.53	0.50

AFFO	$31,403	$27,172
AFFO per share	0.57	0.56

Select Financial Results

Revenues from Rental Properties

($ in thousands)	For the Three Months Ended March 31,
	2024	2023
Rental income (a)	$44,375	$38,788
Tenant reimbursement income	2,840	3,579
Revenues from rental properties	$47,215	$42,367

(a)
Rental income includes base rental income, additional rental income, if any, and certain non-cash revenue recognition adjustments.

For the quarter ended March 31, 2024, base rental income increased 13.1% to $43.9 million, as compared to $38.8 million for the same period in 2023.

The growth in base rental income was driven by incremental revenue from recently acquired properties, contractual rent increases for in-place leases, and rent commencements from completed redevelopments, partially offset by property dispositions.

Interest (Income) on Notes and Mortgages Receivable

($ in thousands)	For the Three Months Ended March 31,
	2024	2023
Interest on notes and mortgages receivable	$1,755	$653

The growth in interest earned on notes and mortgages receivable was driven by an increase in development funding advances and development funding rates.

Property Costs

($ in thousands)	For the Three Months Ended March 31,
	2024	2023
Property operating expenses	$3,639	$4,523
Leasing and redevelopment expenses	64	177
Property costs	$3,703	$4,700

The change in property operating expenses was primarily due to lower real estate taxes and rent expense. The change in leasing and redevelopment expenses was primarily due to a reduction in demolition costs for redevelopment projects.

Other Expenses

($ in thousands)	For the Three Months Ended March 31,
	2024	2023
Environmental expenses	$(17)	$321
General and administrative expenses	6,656	6,285
Impairments	1,280	522

The change in environmental expenses was primarily due to lower legal and professional fees and reduced accretion expense. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of changes in reported environmental expenses for any one period, or a comparison to prior periods.

The increase in general and administrative expenses was primarily due to increases in employee-related expenses, professional and legal fees, and information technology expenses, partially offset by a decrease in non-recurring retirement and severance costs.

Impairment charges in both periods were driven by the accumulation of asset retirement costs at certain properties as a result of changes in estimated environmental liabilities, which increased the carrying values of these properties in excess of their fair values. Impairment charges for the quarter ended March 31, 2024 also included reductions in the carrying value of certain properties based on third-party indications of potential selling prices.

Portfolio Activities

Acquisitions and Development Funding

During the quarter ended March 31, 2024, the Company invested $41.0 million, including:

•
The acquisition of 22 properties for $33.2 million (net of previously funded amounts). Acquired properties included 12 express tunnel car washes, seven auto service centers, two drive thru quick service restaurants, and one convenience store.
•
Incremental development funding of $7.8 million for the construction of 13 new-to-industry express tunnel car washes, auto service centers, and convenience stores. As of March 31, 2024, the Company had advanced aggregate development funding of $60.2 million for the development of properties that are either owned by the Company and under construction by our tenants, or which the Company expects to acquire via sale-leaseback transactions at the end of the respective construction periods.

Subsequent to quarter end, the Company invested approximately $7.2 million for the development and/or acquisition of one convenience store and two express tunnel car washes.

Investment Pipeline

As of April 25, 2024, the Company had a committed investment pipeline of more than $44.0 million for the development and/or acquisition of 23 express tunnel car washes, auto service centers, convenience stores, and drive-thru quick service restaurants. The Company expects to fund the majority of this investment activity, which includes multiple transactions with seven different tenants, over the next six months. While the Company has fully executed agreements for each transaction, the timing and amount of each investment is ultimately dependent on its counterparties and the schedules under which they are able to complete development projects and certain business acquisitions for which the Company is providing sale leaseback financing.

Redevelopments

As of March 31, 2024, the Company had signed leases for three redevelopment projects, including two sites under construction and one site pending recapture from our net lease portfolio, and other potential projects in various stages of feasibility planning.

Dispositions

During the quarter ended March 31, 2024, the Company sold one property for gross proceeds of $1.2 million and recorded a net gain of $1.0 million on the disposition.

Balance Sheet and Capital Markets

As of March 31, 2024, the Company had $800 million of total outstanding indebtedness consisting of (i) $675.0 million of senior unsecured notes with a weighted average interest rate of 3.9% and a weighted average maturity of 6.2 years, (ii) a $75.0 million unsecured term loan with an interest rate of 6.1% and an initial maturity in October 2025, and (iii) $50.0 million outstanding on the Company’s $300 million unsecured revolving credit facility.

Available cash and equivalents were $10.7 million.

Equity Capital Markets

As of March 31, 2024, the Company had approximately 1.0 million shares subject to outstanding forward equity agreements under its ATM equity offering program, which upon settlement are anticipated to raise gross proceeds of approximately $32.2 million.

Debt Capital Markets

Subsequent to quarter end, the Company drew the remaining $75.0 million of available borrowings pursuant to the delayed draw component of its previously announced unsecured term loan (the "Term Loan"). Proceeds were used to repay amounts outstanding under the Company’s revolving credit facility with the balance available to fund future investment activity.

Including these additional proceeds, the Term Loan has a total outstanding balance of $150.0 million. The Term Loan matures October 17, 2025, subject to one twelve-month extension exercisable at the Company's option, and has an effective interest rate of 6.13% based on the Company's consolidated total indebtedness to total asset value ratio as of March 31, 2024.

2024 Guidance

The Company reaffirms its most recent 2024 AFFO guidance of $2.29 to $2.31 per diluted share. The Company’s outlook includes completed transaction activity as of the date of this release, but does not include assumptions for any prospective acquisitions, dispositions, or capital markets activities (including the settlement of outstanding forward sale agreements). Completed transactions to date include drawing the remaining $75.0 million available under the Term Loan subsequent to quarter end, but not the full redeployment of those proceeds.

The guidance is based on current assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the SEC.

Webcast Information

Getty Realty Corp. will host a conference call and webcast on Friday, April 26, 2024 at 8:30 a.m. EST. To participate in the call, please dial 1-877-423-9813, or 1-201-689-8573 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

If you cannot participate in the live event, a replay will be available on Friday, April 26, 2024 beginning at 11:30 a.m. EDT through 11:59 p.m. EDT, Friday, May 3, 2024. To access the replay, please dial 1-844-512-2921, or 1-412-317-6671 for international participants, and reference pass code 13745417.

About Getty Realty Corp.

Getty Realty Corp. is a publicly traded, net lease REIT specializing in the acquisition, financing and development of convenience, automotive and other single tenant retail real estate. As of March 31, 2024, the Company’s portfolio included 1,108 freestanding properties located in 42 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance.

FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net earnings before (i) depreciation and amortization of real estate assets, (ii) gains or losses on dispositions of real estate assets, (iii) impairment charges, and (iv) the cumulative effect of accounting changes.

The Company defines AFFO as FFO excluding (i) certain revenue recognition adjustments (defined below), (ii) certain environmental adjustments (defined below), (iii) stock-based compensation, (iv) amortization of debt issuance costs and (v) other non-cash and/or unusual items that are not reflective of the Company’s core operating performance.

Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

The Company believes that FFO and AFFO are helpful to analysts and investors in measuring the Company’s performance because both FFO and AFFO exclude various items included in GAAP net earnings that do not relate to, or are not indicative of, the core operating performance of the Company’s portfolio. Specifically, FFO excludes items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate assets, and impairment charges. With respect to AFFO, the Company further excludes the impact of (i) deferred rental revenue (straight-line rent), the net amortization of above-market and below-market leases, adjustments recorded for the recognition of rental income from direct financing leases, and the amortization of deferred lease incentives (collectively, “Revenue Recognition Adjustments”), (ii) environmental accretion expenses, environmental litigation accruals, insurance reimbursements, legal settlements and judgments, and changes in environmental remediation estimates (collectively, “Environmental Adjustments”), (iii) stock-based compensation expense, (iv) amortization of debt issuance costs and (v) other items, which may include allowances for credit losses on notes and mortgages receivable and direct financing leases, losses on extinguishment of debt, retirement and severance costs, and other items that do not impact the Company’s recurring cash flow and which are not indicative of its core operating performance.

The Company pays particular attention to AFFO which it believes provides the most useful depiction of the core operating performance of its portfolio. By providing AFFO, the Company believes it is presenting information that assists analysts and investors in their assessment of the Company’s core operating performance, as well as the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies. For a tabular reconciliation of FFO and AFFO to GAAP net earnings, see the table captioned “Reconciliation of Net Earnings to Funds From Operations and Adjusted Funds From Operations” included herein.

Forward-Looking Statements

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the private securities litigation reform act of 1995. When the words “believes,” “expects,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” “outlook” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Examples of forward-looking statements include, but are not limited to, those regarding the company’s 2024 AFFO per share guidance, those made by Mr. Constant, statements regarding the recapture and transfer of certain net lease retail properties, statements regarding the ability to obtain appropriate permits and approvals, and statements regarding AFFO as a measure best representing core operating performance and its utility in comparing the sustainability of the company’s core operating performance with the sustainability of the core operating performance of other REITs.

Information concerning factors that could cause the company’s actual results to differ materially from these forward-looking statements can be found elsewhere from this press release, including, without limitation, those statements in the company’s periodic reports filed with the securities and exchange commission. The company undertakes no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

-more-

GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	March 31, 2024	December 31, 2023
ASSETS
Real estate:
Land	$886,992	$867,884
Buildings and improvements	901,565	847,339
Investment in direct financing leases, net	58,358	59,964
Construction in progress	856	426
Real estate held for use	1,847,771	1,775,613
Less accumulated depreciation and amortization	(275,613)	(265,593)
Real estate held for use, net	1,572,158	1,510,020
Lease intangible assets, net	109,457	100,315
Real estate held for sale, net	2,383	2,429
Real estate, net	1,683,998	1,612,764
Notes and mortgages receivable	66,639	112,008
Cash and cash equivalents	10,666	3,307
Restricted cash	2,265	1,979
Deferred rent receivable	55,970	54,424
Accounts receivable	2,764	5,012
Right-of-use assets - operating	14,000	14,571
Right-of-use assets - finance	149	174
Prepaid expenses and other assets, net	13,101	18,066
Total assets	$1,849,552	$1,822,305
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Borrowings under Revolving Credit Facility	$50,000	$10,000
Senior Unsecured Notes, net	673,469	673,406
Term Loan, net	73,007	72,692
Environmental remediation obligations	21,663	22,369
Dividends payable	24,952	24,850
Lease liability - operating	15,424	16,051
Lease liability - finance	536	595
Accounts payable and accrued liabilities, net	40,349	46,790
Total liabilities	899,400	866,753
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 53,966,586 and 53,952,539 shares issued and outstanding, respectively	540	540
Accumulated other comprehensive income (loss)	(1,573)	(4,021)
Additional paid-in capital	1,053,510	1,053,129
Dividends paid in excess of earnings	(102,325)	(94,096)
Total stockholders’ equity	950,152	955,552
Total liabilities and stockholders’ equity	$1,849,552	$1,822,305

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2024	2023
Revenues:
Revenues from rental properties	$47,215	$42,367
Interest on notes and mortgages receivable	1,755	653
Total revenues	48,970	43,020
Operating expenses:
Property costs	3,703	4,700
Impairments	1,280	522
Environmental	(17)	321
General and administrative	6,656	6,285
Depreciation and amortization	12,652	10,428
Total operating expenses	24,274	22,256

Gain on dispositions of real estate	1,044	587

Operating income	25,740	21,351

Other income, net	118	288
Interest expense	(9,135)	(7,514)
Loss on extinguishment of debt	—	(43)
Net earnings	$16,723	$14,082

Basic earnings per common share:
Net earnings	$0.30	$0.29

Diluted earnings per common share:
Net earnings	$0.30	$0.28

Weighted average common shares outstanding:
Basic	53,961	46,989
Diluted	53,969	47,571

Other comprehensive income:
Unrealized gain on cash flow hedges	2,548	—
Cash flow hedge income reclassified to interest expense	(100)	—
Total other comprehensive income	2,448	—

Comprehensive income	$19,171	$14,082

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2024	2023
Net earnings	$16,723	$14,082
Depreciation and amortization of real estate assets	12,652	10,428
Gain on dispositions of real estate	(1,044)	(587)
Impairments	1,280	522
Funds from operations (FFO)	29,611	24,445
Revenue recognition adjustments
Deferred rental revenue (straight-line rent)	(1,546)	(1,194)
Amortization of above and below market leases, net	(126)	(249)
Amortization of investments in direct financing leases	1,606	1,426
Amortization of lease incentives	(253)	274
Total revenue recognition adjustments	(319)	257
Environmental Adjustments
Accretion expense	124	158
Changes in environmental estimates	(295)	(57)
Insurance reimbursements	(65)	(52)
Legal settlements and judgments	(41)	—
Total environmental adjustments	(277)	49
Other Adjustments
Stock-based compensation expense	1,369	1,275
Amortization of debt issuance costs	563	255
Loss on extinguishment of debt	—	43
Retirement and severance costs	456	848
Total other adjustments	2,388	2,421
Adjusted Funds from operations (AFFO)	$31,403	$27,172

Basic per share amounts:
Net earnings	$0.30	$0.29
FFO (a)	0.53	0.51
AFFO (a)	0.57	0.56
Diluted per share amounts:
Net earnings	$0.30	$0.28
FFO (a)	0.53	0.50
AFFO (a)	0.57	0.56
Weighted average common shares outstanding:
Basic	53,961	46,989
Diluted	53,969	47,571

(a)
Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	For the Three Months Ended March 31,
	2024	2023
FFO	$792	$644
AFFO	839	716

Contacts:	Brian Dickman	Investor Relations
	Chief Financial Officer	(646) 349-0598
	(646) 349-6000	ir@gettyrealty.com